Houlihan Lokey Reports Third Quarter Fiscal 2026 Financial Results

– Third Quarter Fiscal 2026 Revenues of $717 million –
– Third Quarter Fiscal 2026 Diluted EPS of $1.70 –
– Adjusted Third Quarter Fiscal 2026 Diluted EPS of $1.94 –
– Announces Dividend of $0.60 per Share for Fourth Quarter Fiscal 2026 –

LOS ANGELES and NEW YORK - January 28, 2026 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its third quarter ended December 31, 2025.
For the third quarter ended December 31, 2025, revenues were $717 million, compared with $634 million for the third quarter ended December 31, 2024. Net income was $117 million, or $1.70 per diluted share, for the third quarter ended December 31, 2025, compared with $95 million, or $1.39 per diluted share, for the third quarter ended December 31, 2024. Adjusted net income for the third quarter ended December 31, 2025 was $133 million, or $1.94 per diluted share, compared with $114 million, or $1.64 per diluted share, for the third quarter ended December 31, 2024.
“We are pleased with our results for the quarter and our performance year-to-date. We continue to benefit from improving investor sentiment and acceleration in the private equity markets. Most importantly, we continue to broaden and deepen our bench of exceptional talent around the world, most recently with our two transactions in Europe,” stated Scott Adelson, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Revenues by segment
Corporate Finance	$473,688	$421,602	$1,310,868	$1,114,047
Financial Restructuring	156,253	130,942	418,272	379,932
Financial and Valuation Advisory	87,131	81,884	252,733	229,015
Revenues	$717,072	$634,428	$1,981,873	$1,722,994
Operating expenses:
Compensation	$458,571	$402,971	$1,274,610	$1,093,724
Non-compensation	97,771	95,355	305,392	267,759
Operating income	160,730	136,102	401,871	361,511
Other (income) expense, net	(8,918)	(9,016)	(25,880)	(19,569)
Income before provision for income taxes	169,648	145,118	427,751	381,080
Provision for income taxes	53,100	49,816	101,889	103,289
Net income	$116,548	$95,302	$325,862	$277,791

Diluted earnings per share	$1.70	$1.39	$4.74	$4.05

Revenues

For the third quarter ended December 31, 2025, revenues were $717 million, compared with $634 million for the third quarter ended December 31, 2024. For the third quarter ended December 31, 2025, Corporate Finance (“CF”) revenues increased 12%, Financial Restructuring (“FR”) revenues increased 19%, and Financial and Valuation Advisory (“FVA”) revenues increased 6%, in each case, when compared with the third quarter ended December 31, 2024.

Expenses

The Company’s compensation expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended December 31,
($ in thousands)	2025	2024	2025	2024
Expenses:
Compensation	$458,571	$402,971	$441,001	$390,173
% of Revenues	64.0%	63.5%	61.5%	61.5%
Non-compensation	$97,771	$95,355	$93,699	$83,002
% of Revenues	13.6%	15.0%	13.1%	13.1%
Per full-time employee (1)	$36	$35	$34	$31
Provision for income taxes	$53,100	$49,816	$58,465	$56,734
% of Pre-tax income	31.3%	34.3%	30.6%	33.3%

	U.S. GAAP		Adjusted (Non-GAAP) *
	Nine Months Ended December 31,
($ in thousands)	2025	2024	2025	2024
Expenses:
Compensation	$1,274,610	$1,093,724	$1,218,852	$1,059,641
% of Revenues	64.3%	63.5%	61.5%	61.5%
Non-compensation	$305,392	$267,759	$270,487	$244,211
% of Revenues	15.4%	15.5%	13.6%	14.2%
Per full-time employee (1)	$113	$101	$100	$92
Provision for income taxes	$101,889	$103,289	$110,820	$140,583
% of Pre-tax income	23.8%	27.1%	21.4%	32.0%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.
(1)Calculated using the average of the number of full-time employees at the beginning of the reporting period and the end of the reporting period.

Compensation expenses were $459 million for the third quarter ended December 31, 2025, compared with $403 million for the third quarter ended December 31, 2024. This resulted in a compensation ratio of 64.0% for the third quarter ended December 31, 2025, compared with 63.5% for the third quarter ended December 31, 2024. Adjusted compensation expenses were $441 million for the third quarter ended December 31, 2025, compared with $390 million for the third quarter ended December 31, 2024. This resulted in an adjusted compensation ratio of 61.5% for both the third quarter ended December 31, 2025 and the third quarter ended December 31, 2024. The increase in GAAP and adjusted compensation expenses was a result of an increase in revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were relatively flat at $98 million for the third quarter ended December 31, 2025, compared with $95 million for the third quarter ended December 31, 2024. Adjusted non-compensation expenses were $94 million for the third quarter ended December 31, 2025, compared with $83 million for the third quarter ended December 31, 2024. The increase in adjusted non-compensation expenses was primarily a result of increases in information technology and communications expense and professional fees.

The provision for income taxes was $53 million, representing an effective tax rate of 31.3% for the third quarter ended December 31, 2025, compared with $50 million, representing an effective tax rate of 34.3% for the third quarter ended December 31, 2024. The adjusted provision for income taxes was $58 million, representing an adjusted effective tax rate of 30.6% for the third quarter ended December 31, 2025, compared with $57 million, representing an adjusted effective tax rate of 33.3% for the third quarter ended December 31, 2024. The decrease in the Company’s GAAP and adjusted effective tax rate was primarily a result of decreased state taxes and decreased non-deductible expenses.

Segment Reporting for the Third Fiscal Quarter

Corporate Finance
CF revenues were $474 million for the third quarter ended December 31, 2025, compared with $422 million for the third quarter ended December 31, 2024, representing an increase of 12%. Revenues increased due to an increase in the average transaction fee on closed transactions, which was driven by transaction mix and does not represent a short-term trend in the average fee on closed transactions. Revenues also increased due to an increase in the number of closed transactions during the quarter, which was driven by favorable market conditions.

	Three Months Ended December 31,		Nine Months Ended December 31,
($ in thousands)	2025	2024	2025	2024
Corporate Finance
Revenues	$473,688	$421,602	$1,310,868	$1,114,047
# of Managing Directors (1)	238	238	238	238
# of Closed transactions (2)	177	170	473	417

Financial Restructuring
FR revenues were $156 million for the third quarter ended December 31, 2025, compared with $131 million for the third quarter ended December 31, 2024, representing an increase of 19%. Revenues increased due to an increase in the average transaction fee on closed transactions, which was driven by transaction mix and does not represent a trend in the average fee on closed transactions.

	Three Months Ended December 31,		Nine Months Ended December 31,
($ in thousands)	2025	2024	2025	2024
Financial Restructuring
Revenues	$156,253	$130,942	$418,272	$379,932
# of Managing Directors (1)	59	57	59	57
# of Closed transactions (2)	41	41	113	107

Financial and Valuation Advisory
FVA revenues were $87 million for the third quarter ended December 31, 2025, compared with $82 million for the third quarter ended December 31, 2024, representing an increase of 6%. Revenues increased due to an increase in the number of Fee Events, driven by improvements in the M&A markets.

	Three Months Ended December 31,		Nine Months Ended December 31,
($ in thousands)	2025	2024	2025	2024
Financial and Valuation Advisory
Revenues	$87,131	$81,884	$252,733	$229,015
# of Managing Directors (1)	44	42	44	42
# of Fee Events (2)	1,103	1,005	1,987	1,804
(1)As of the end of the respective reporting period.
(2)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of one thousand dollars. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our annual report on Form 10-K.

Balance Sheet and Capital Allocation
The Board of Directors of the Company declared a regular quarterly cash dividend of $0.60 per share of Class A and Class B common stock. The dividend will be payable on March 15, 2026 to stockholders of record as of the close of business on March 2, 2026. Also in our third quarter, we repurchased approximately 418,000 shares as part of our share repurchase program. As of December 31, 2025, the Company had $1.18 billion of unrestricted cash and cash equivalents and investment securities.

Investor Conference Call and Webcast
The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Wednesday, January 28, 2026, to discuss its third quarter fiscal 2026 results. The number to call is 1-844-825-9789 (domestic) or 1-412-317-5180 (international) and entering the conference ID 10205652. A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from January 28, 2026 through February 4, 2026, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 10205652. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey, Inc. (NYSE:HLI) is a leading global investment bank recognized for delivering independent strategic and financial advice to corporations, financial sponsors, and governments. With uniquely deep industry expertise, broad international reach, and a partnership approach rooted in trust, the firm provides innovative, integrated solutions across mergers and acquisitions, capital solutions, financial restructuring, and financial and valuation advisory. Our unmatched transaction volumes provide differentiated, data-driven perspectives that help our clients achieve their most critical goals. To learn more about Houlihan Lokey, please visit HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Media Relations 212.331.8223 PR@HL.com

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	December 31, 2025	March 31, 2025
Assets:
Cash and cash equivalents	$1,056,482	$971,007
Investment securities	127,600	195,624
Accounts receivable, net of allowance for credit losses	210,876	257,326
Unbilled work in process, net of allowance for credit losses	232,673	157,760
Property and equipment, net	141,433	149,350
Operating lease right-of-use assets	415,132	362,669
Goodwill	1,292,804	1,284,589
Other intangible assets, net	199,597	212,670
Other assets	260,158	228,713
Total assets	$3,936,755	$3,819,708

Liabilities and stockholders' equity
Liabilities:
Accrued salaries and bonuses	$881,133	$936,619
Accounts payable and accrued expenses	107,659	137,228
Operating lease liabilities	497,131	438,185
Other liabilities	157,065	132,799
Total liabilities	1,642,988	1,644,831

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 54,333,722 and 53,822,189 shares, respectively	54	54
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 15,351,712 and 16,021,106 shares, respectively	15	16
Additional paid-in capital	734,490	843,350
Retained earnings	1,588,678	1,394,738
Accumulated other comprehensive loss	(29,470)	(63,281)
Total stockholders’ equity	2,293,767	2,174,877
Total liabilities and stockholders’ equity	$3,936,755	$3,819,708

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except share and per share data)	2025	2024	2025	2024
Revenues	$717,072	$634,428	$1,981,873	$1,722,994
Operating expenses:
Employee compensation and benefits	441,001	390,173	1,218,852	1,059,641
Acquisition related compensation and benefits	17,570	12,798	55,758	34,083
Travel, meals, and entertainment	18,736	17,942	53,891	50,024
Rent	19,523	22,259	55,502	56,717
Depreciation and amortization	8,297	9,561	34,590	25,861
Information technology and communications	20,357	16,945	54,873	50,889
Professional fees	11,740	11,744	33,733	29,898
Other operating expenses	19,118	16,904	54,908	53,542
Revaluation of acquisition contingent consideration	—	—	17,895	828
Total operating expenses	556,342	498,326	1,580,002	1,361,483
Operating income	160,730	136,102	401,871	361,511
Other (income) expense, net	(8,918)	(9,016)	(25,880)	(19,569)
Income before provision for income taxes	169,648	145,118	427,751	381,080
Provision for income taxes	53,100	49,816	101,889	103,289
Net income	$116,548	$95,302	$325,862	$277,791

Weighted average shares of common stock outstanding:
Basic	66,633,965	65,831,122	66,615,145	65,563,605
Fully diluted	68,426,644	68,760,959	68,691,432	68,558,325
Earnings per share
Basic	$1.75	$1.45	$4.89	$4.24
Fully diluted	$1.70	$1.39	$4.74	$4.05

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except share and per share data)	2025	2024	2025	2024
Revenues	$717,072	$634,428	$1,981,873	$1,722,994

Compensation expenses
Compensation expenses (GAAP)	$458,571	$402,971	$1,274,610	$1,093,724
Less: Acquisition related compensation and benefits (1)	(17,570)	(12,798)	(55,758)	(34,083)
Compensation expenses (adjusted)	441,001	390,173	1,218,852	1,059,641

Non-compensation expenses
Non-compensation expenses (GAAP)	$97,771	$95,355	$305,392	$267,759
Less: Acquisition related legal structure reorganization (2)	(593)	(3,619)	(1,467)	(4,824)
Less: Integration and acquisition related costs (3)	(2,169)	(4,668)	(2,169)	(8,222)
Less: Acquisition amortization (4)	(1,310)	(4,066)	(13,374)	(9,674)
Less: Revaluation of acquisition contingent consideration (5)	—	—	(17,895)	(828)
Non-compensation expenses (adjusted)	93,699	83,002	270,487	244,211

Operating income
Operating income (GAAP)	$160,730	$136,102	$401,871	$361,511
Plus: Adjustments (6)	21,642	25,151	90,663	57,631
Operating income (adjusted)	182,372	161,253	492,534	419,142

Other (income) expense, net
Other (income) expense, net (GAAP)	$(8,918)	$(9,016)	$(25,880)	$(19,569)
Other (income) expense, net (adjusted)	(8,918)	(9,016)	(25,880)	(19,569)

Provision for income taxes
Provision for income taxes (GAAP)	$53,100	$49,816	$101,889	$103,289
Plus: Impact of the excess tax benefit for stock vesting (7)	—	—	—	21,921
Less: Non-deductible acquisition related costs (8)	(1,250)	(1,462)	(3,303)	(1,462)
Less: Reversal of deferred tax asset (9)	—	—	—	(1,690)
Adjusted provision for income taxes	51,850	48,354	98,586	122,058
Plus: Resulting tax impact (10)	6,615	8,380	12,234	18,525
Provision for income taxes (adjusted)	58,465	56,734	110,820	140,583

Net income
Net income (GAAP)	$116,548	$95,302	$325,862	$277,791
Plus: Adjustments (11)	16,277	18,233	81,732	20,337
Net income (adjusted)	$132,825	$113,535	$407,594	$298,128

Fully diluted shares outstanding
Fully diluted shares outstanding (GAAP)	68,426,644	68,760,959	68,691,432	68,558,325
Plus: Impact of unvested GCA retention and deferred share awards	172,940	334,677	232,440	454,494
Fully diluted shares outstanding (adjusted)	68,599,584	69,095,636	68,923,872	69,012,819

Fully diluted EPS (GAAP)	$1.70	$1.39	$4.74	$4.05
Fully diluted EPS (adjusted)	$1.94	$1.64	$5.91	$4.32

Notes to Reconciliation of GAAP to Adjusted Financial Information
(1)Reflects acquisition related deferred retention payments.
(2)Reflects legal and other professional fees associated with the simplification of our legal entity structure that has resulted from acquisitions.
(3)Reflects integration and acquisition related costs, including asset write offs or impairments.
(4)Reflects amortization of intangible assets recognized in purchase accounting from our acquisitions.
(5)Reflects the fair value remeasurement of acquisition‑related contingent consideration.
(6)The aggregate of adjustments from compensation and non-compensation expenses.
(7)Prior to fiscal 2026, reflects the exclusion of stock-based compensation tax deductions recognized upon vesting of stock-based awards, where the fair value at vesting exceeded the grant date fair value.
(8)Reflects acquisition-related costs which are non-deductible for income tax purposes.
(9)Represents the reversal of deferred income taxes related to non-deductible expenses resulting from the senior management transition in fiscal 2025.
(10)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(11)Consists of all adjustments identified above net of the associated tax impact.